EXHIBIT 99.1


                            FOR IMMEDIATE RELEASE

                      HALLMARK FINANCIAL SERVICES, INC.
              COMPLETES PLACEMENT OF TRUST PREFERRED SECURITIES

 FORT WORTH, TEXAS (June 21, 2005) - Hallmark Financial Services, Inc. today announced the completion of the private placement of $30 million in trust preferred securities by a newly formed and wholly owned trust subsidiary. The proceeds of this placement, together with $45 million in proceeds from the Company's recently completed shareholder rights offering, have been contributed to the Company's two insurance subsidiaries, American Hallmark Insurance Company of Texas and Phoenix Indemnity Insurance Company, in order to strengthen their financial condition and underwriting capacity.

 The $30 million in trust preferred securities bears interest at a fixed annual rate of 7.725% for the first ten years and at a floating annual rate of LIBOR plus 3.250% thereafter until maturity or redemption. Interest on the trust preferred securities is payable quarterly in arrears, but may be deferred from time to time at the election of the Company for up to 20 consecutive quarters. The trust preferred securities have a 30-year term, but are redeemable by the Company at par commencing in June 2010.

 In a related development, the Company also announced that A.M. Best Co. has raised the financial strength ratings of both insurance subsidiaries. In light of the improved operating performance and enhanced capital surplus of each insurer, A.M. Best has upgraded the financial strength rating of American Hallmark Insurance Company of Texas from "B (Fair)" to "A- (Excellent)" and has upgraded the financial strength rating of Phoenix Indemnity Insurance Company from "B- (Fair)" to "B+ (Very Good)".

 "The issuance of these trust preferred securities represents a significant additional step in implementing our strategic plan to enhance the structure and broaden the scope of our insurance operations," stated Mark E. Schwarz, Hallmark's President and Chief Executive Officer. "We continue to pursue the regulatory process necessary to consolidate our non-standard automobile insurance business into one insurance subsidiary and to convert our other personal lines insurance subsidiary to a commercial lines insurance carrier. We expect to begin underwriting commercial lines insurance in Texas and Oregon early in the third quarter," Mr. Schwarz continued.

 Mark J. Morrison, Hallmark's Chief Operating Officer and Chief Financial Officer, stated, "We are gratified that A.M. Best has recognized the strong operating performance and enhanced financial strength of our insurance subsidiaries. With the infusion of this $75 million in additional working capital and the significant improvement in our A.M. Best ratings, we believe that we are well positioned to write and retain additional personal lines business and to directly write commercial lines business upon completing the realignment of our insurance operations."


 Hallmark Financial Services, Inc. engages primarily in the sale of property and casualty insurance products. The Company's business involves marketing and underwriting of non-standard personal automobile insurance primarily in Texas, Arizona and New Mexico, marketing commercial insurance primarily in Texas, New Mexico, Idaho, Oregon and Washington, third party claims administration, and other insurance related services. The Company is headquartered in Fort Worth, Texas, and its common stock is listed on the American Stock Exchange under the symbol "HAF.EC".


 Forward-looking statements in this release are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Act of 1995. Investors are cautioned that actual results may differ substantially from such forward-looking statements. Forward-looking statements involve risks and uncertainties including, but not limited to, continued acceptance of the Company's products and services in the marketplace, competitive factors, interest rate trends, the availability of financing, underwriting loss experience and other risks detailed from time to time in the Company's registration statement and periodic reports filed with the Securities and Exchange Commission.

                   For further information, please contact:
                               Mark J. Morrison
              Chief Operating Officer & Chief Financial Officer
                                 817.348.1600
                             www.hallmarkgrp.com